IP Strategy Publishes Monthly Validator & Ecosystem Update (November 2025)

Monthly release covers the period from November 1-30, 2025

Gig Harbor, WA – December 02, 2025 – IP Strategy (Nasdaq: IPST) (the “Company”), the first company to adopt a treasury reserve policy centered on the $IP token, releases its monthly publication detailing its validator business performance and broader ecosystem developments for tokenized intellectual property and AI-native data networks. The report is part of the Company’s ongoing monthly publication cycle designed to give the investment community greater transparency into operations, yield generation, and Story Network ecosystem growth.

Validator Performance Overview

Since launching on September 18, 2025, IP Strategy’s validator has continued to perform at near-perfect uptime, contributing to Story network security and transaction validation.

Validator performance metrics for the period November 1 – 30, 2025 are as follows:1

Metric	Nov 1–30 2025	To Date (Since Sep 18)	Notes
$IP tokens earned from Staking	240,991.86	665,906.89	Validator rewards accumulated through self-staking

Validator uptime	99.98%	99.8% (avg)	Industry-leading reliability

Fees ($IP) earned by our Validator	13,193.86	35,971.15	Fees earned from tokens staked by the company and external delegators

As of November 30, 2025, IP Strategy has staked 42.5 million unlocked $IP tokens, generating a cumulative (since September 18, 2025) 665,906 $IP tokens in validator rewards worth approximately $4.22 million in revenue based on their recognized cost basis.2

IP Strategy also earns commission income from third-party delegations to its validator, offering external $IP token holders a secure, institutional-grade staking environment. Additional $IP tokens are expected to be staked in upcoming cycles as part of an ongoing expansion of validator operations. IP Strategy intends to publish regular updates on staking growth and network participation metrics by issuing monthly press releases.

1 https://staking.story.foundation/

2 https://story.explorers.guru/validator/storyvaloper10pcegu86vpm0hlejj7zgd9nj6qrrt3yzjc04pc

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Business Model Snapshot

IP Strategy’s validator business forms a core revenue driver for the Company:

1.	Generates on-chain yield by validating transactions and securing the Story Network.

2.	Earns rewards in $IP tokens based on stake weight and network uptime.

3.	Receives commission income from third-party $IP token holders who delegate to the Company’s validator.

This dual revenue model, combining treasury yield and staking commissions, creates a sustainable and scalable income stream directly tied to the growth of the Story ecosystem.

IP Strategy’s validator business is expected to be highly margin accretive to the Company: staking its current 42.5 million unlocked $IP tokens, at an estimated blended yield of approximately 5.64%, has the potential to generate an estimated 2.397 million $IP tokens annually if the estimated blended yield remains at a consistent level. This would equate to approximately $9.58 million in illustrative potential annualized revenues, accompanied by an estimated fixed cost basis of $400,000–$500,000. With corresponding gross margins estimated to be above 95%, the self-staking validator business provides a scalable, recurring revenue stream that is expected to strengthen IP Strategy’s balance sheet and position it to capture additional growth as staking participation expands. 3

Story Ecosystem Highlights

The Story ecosystem continues to demonstrate accelerating adoption across AI-native data networks, real-world IP, and creator-driven applications. As an AI-first Layer 1 powering programmable intellectual property, Story is positioned at the center of two converging markets: the exponential demand for rights-cleared data and the growing shift of cultural and media assets onto blockchain rails. Each month’s developments further expand the addressable market for the $IP token and reinforce the strategic relevance of IP Strategy (Nasdaq: IPST) as the only publicly listed vehicle providing regulated access to this ecosystem.

Poseidon Becomes the Fastest-Growing Voice Data Network in the AI Industry

Poseidon, the Story-incubated AI data network, announced that, as of September 20, 2025, it had already collected more rights-cleared voice and audio data than any four other major independent public dataset efforts in the industry.

●	Over 34k hours of audio data
●	From 405k contributors worldwide

3 https://story.explorers.guru/validator/storyvaloper1pnkpjrnfp707elg8dmmrncs0j6tf53n8e0s0k6

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Poseidon’s rapid accumulation of unique, licensed, high-integrity speech datasets positions it as a major contender in the race to supply the AI sector’s most scarce and strategically important input: verifiable training data.

As AI models move from computation-constrained to data-constrained, access to proprietary, attribution-enabled datasets becomes the defining competitive advantage. Poseidon’s ability to source, structure, and permission content using Story’s programmable IP architecture makes it one of the first large-scale AI data networks built for legal provenance, shareable monetization, and creator-aligned incentives.

EDUM, Korea’s Leading EdTech Platform, Migrates to Story Blockchain to Tokenize Millions of Hours of Learning Data

In November 2024, EDUM, the Web3 education platform backed by Korea’s largest education ICT company Jinhaksa, announced its full migration to Story’s Layer 1 blockchain.

EDUM brings:

●	100,000+ active StudyRich users
●	Millions of hours of verified learning data
●	A proprietary AI personalization engine
●	A large, recurring user funnel of 300,000+ new learners annually

By migrating to the Story blockchain, EDUM will tokenize structured learning datasets as on-chain IP, enhance transparent provenance and licensing, and enable global AI research partners to access education-grade, rights-verified data. This marks the formation of one of the largest data-IP pipelines in Story’s ecosystem.

Aria Completes Public Token Launch and Expands Its Music-IP Footprint

Aria successfully completed one of the most anticipated token launches in the IP RWA category this year, following an oversubscribed community presale and strong public-market interest after listing on November 7, 2025. Aria’s rapid traction highlights growing demand for tokenized music royalties and real-world revenue-bearing IP assets.

Aria has already brought on-chain catalogs from globally recognized artists, including: Justin Bieber, BLACKPINK, Madonna, Miley Cyrus, and others, forming one of the largest real-world deployments of music royalties on a blockchain.

Aria also introduced the Aria Global Remix Contest ft. NANA, a participatory remixing experience built around NANA’s tracks GOD, Hurt, and Daylight. NANA’s billions of cumulative listens demonstrate the scale of consumer IP now entering Story’s programmable licensing environment.

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Mainstream Remix Platform Magma Surpasses 8,000 IP Assets Registered on Story

In September 2025 Story reported that Magma, a mainstream collaborative digital painting platform with over 3.6M active users, integrated with Story for IP protection and licensing. Since the integration, they have:

6,700+ IPassets registered

3,000+ licenses generated

This integration demonstrates the real-world need for upgraded IP infrastructure in internet-native creative and social platforms that embed remixing as a central concept.

By leveraging Story, users are able to freely remix and collaborate on their work while automatically keeping attribution and provenance intact.

Story Foundation Continues Open-Market Repurchases of $IP

The Story Foundation provided an update on ongoing open-market purchases of $IP, reinforcing long-term confidence in the programmable IP economy. Continuous buybacks indicate strong alignment with ecosystem health and stabilize liquidity as adoption accelerates across AI, RWA, and creator-based applications.

Team Behind Music By Virtuals Launches First Prediction Markets on Story

The team behind Music By Virtuals, the first AI agents specifically focused on music creation, has launched the first prediction markets on Story.

With the mainstream appeal and proven product market fit of general prediction markets, such as Kalshi and Polymarket, Music By Virtuals builds on this by taking aim at both broad and IP-specific predictions.

The first predictions included:

1.	General: Will ZCASH be above or below $550 on Binance by 28 November 11:59PM UTC?
2.	IP-focused: Will 2 of Kpop Demon Hunters’ songs (currently Golden and Soda Pop) both remain in the top 5 of the Melon charts for November?

This marks a major step toward expanding the ecosystem into project building concepts with proven product-market fit, while bringing IP-native primitives home to Story.

Why These Updates Matter for Investors

Across AI training data (Poseidon), education data-IP (EDUM), music royalties (Aria), consumer entertainment (NANA Remix), and creative tooling (Verse8), Story is now demonstrating:

●	Multi-sector adoption of programmable IP
●	Real-world revenue models moving on-chain
●	Increasing institutional participation (e.g., Grayscale AI Fund, Story Foundation buybacks)
●	Growing velocity of licensing and data-IP flows across the network

This expansion strengthens the underlying fundamentals of the $IP token and reinforces the strategic position of IP Strategy as the market’s first public gateway to the programmable IP economy.

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About IP Strategy

IP Strategy (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and operate a validator for the Story Protocol. The Company provides public market investors broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. IP Strategy’s treasury reserve of $IP tokens provides direct participation in the Story ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property.

Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.

About Story

Story is the AI-native blockchain network powering the $IP token and making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become a leading infrastructure for tokenized intellectual property. Story allows creators and enterprises to turn media, data, and AI-generated content into legally enforceable digital assets with embedded rights, enabling automated licensing and new markets for intellectual property across AI and entertainment.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s expectation that it will stake additional $IP tokens, the potential for the Company’s validator business to be a source of recurring revenue, the expected profitability and gross margins for the Company’s validator business, the expected yield for the Company’s staked $IP tokens, the illustrative potential annualized revenues and estimated fixed cost basis for the Company’s validator business, the Company’s growth prospects, pending and future arrangements with third parties that may stake their $IP tokens on IP Strategy’s validator and any commissions to be earned thereon, the future expansion of the Company’s validator and staking activities, the Company’s plans to provide regular updates on staking growth and network participation metrics, the growing demand for, and adoption by the market of, third party apps or programs built on the Story blockchain, the adoption, usage or growth rate of third party apps or programs on the Story blockchain, the sustainability and scalability of the Company’s dual revenue model, any actual or implied anticipated revenue or increase in value of the $IP token or IPST stock or any other security or token therefrom based on any news or announcements regarding third party apps or programs or the quality of the business models of, services provided by or the data collected from third party apps or programs built on the Story ecosystem.

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Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s digital asset treasury strategy and validator operations, the value of $IP tokens and $IP token price volatility, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, the treatment of crypto assets for U.S. and foreign tax purposes, expectations with respect to future performance, growth and anticipated acquisitions, any correlation between the Company’s stock price and the price of $IP tokens, the Company’s yield and capital management strategies and $IP’s potential. These and other risks concerning IP Strategy’s programs and operations are described in additional detail in its registration statement on Form S-1 initially filed with the SEC on August 26, 2025, as amended, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC, as well as the supplemental risk factors included in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2025. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

In addition, the estimated amount of $IP tokens to be generated annually through validator and staking activities, the estimated yield, the illustrative potential annualized revenues and the estimated fixed costs basis and estimated gross margins presented herein are provided solely for illustrative purposes and not a guarantee or forecast of future results. These estimates are dependent on a number of factors, any or all of which would change any actual results or gross revenues that may be realized, including but not limited to $IP token price volatility, staking participation, validator up-time, the number of other validators or staked $IP tokens the Company competes with in the network, the overall demand for validating services of the $IP token, the overall demand and operational dynamics of the Story $IP token blockchain, other network and market dynamics and any changes to the accounting analysis or accounting treatment for $IP tokens and $IP token rewards.

Investor Contact
(800) 595-3550
ir@ipstrategy.co

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